EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") dated as of the October 3, 2019 (the "Effective Date") is between Society Pass Incorporated, a Nevada corporation (the "Company"), and LIANG WEE LEONG RAYNAULD ("Executive").

WITNESSETH:

A. The Company desires to hire Executive as its Chief Financial Officer and Executive desires to accept such employment.

B. The Company and Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties, with respect to such employment, and this Agreement is intended by the parties to supersede all previous understandings, whether written or oral, concerning such employment.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment, subject to the terms and conditions hereof. In connection with the duties to be performed pursuant to this Agreement, Executive shall report directly to the Chief Executive Officer. The Executive is expected to spend a significant amount of time in the offices of the Company located abroad or any other offices of the Company. Additionally, Executive may perform services and hold positions at various direct or indirect wholly or majority-owned subsidiaries of the Company. Executive shall have the customary duties, responsibilities, and authority of such positions.

Job functions include:

• Provide leadership, direction and management of the finance and accounting team;

• Responsible for all corporate finance and fundraising activities of the Company;

• Manage the processes for financial modeling and budgets, and overseeing the preparation of all financial reporting;

• Act as signatory for Company's bank accounts;

• Responsible for ensuring the risk and compliance management framework is embedded and operational for the Group;

• Establish and develop relations with senior management and external partners and stakeholders; and

• Review and implement all formal finance, HR and IT related procedures.

2. Term. The term of the Agreement (the "Term") shall commence as of the Effective Date. Either party of this Agreement may terminate this Agreement with or without

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cause upon 30 days notice. Notwithstanding the foregoing, the terms of this Agreement shall be effective until terminated by the Company or Executive or amended in writing by the Company and the Executive.

3. Compensation; Benefits.

(a) Signing Bonus. At the signing of this Agreement, the Company agrees to pay Executive a signing bonus (the 'Signing Bonus") in an amount equal to $150,000 (One Hundred Fifty Thousand U.S. Dollars) post completion of Series C fund raising, condition subsequent that Executive uses the bonus for the purpose to negotiate for a full discharge of existing liabilities within 6 months of disbursement. If creditors fail to accept settlement the Company reserves the right to recover the amount from creditors and may terminate this Agreement.

(b) Salary. During the Term of this Agreement, the Company agrees to pay Executive a monthly salary (the "Salary") in an amount equal to $5,000 (Five Thousand U.S. Dollars) for the period commencing from 01 September 2019.

(c) ESOP. As consideration for the Executive's employment, the Executive shall participate in the Company's Employee Stock Option Program (ESOP). Executive acknowledges that Executive must be an employee of the Company under this Agreement, or another employment agreement, in order to participate in the ESOP.

(d) Annual Bonus: Executive may be entitled to a bonus at the Company's sole discretion and/or in accordance with the policies and procedures of the Company in effect from time to time. The Shares shall vest as per the Executive meeting a list of Key Performance Indicators (KPis ), which shall be outlined in a separate document.

(e) Other Benefits. During the Term of Executive's employment, Executive shall be entitled to participate in all other benefits, perquisites, vacation days, benefit plans or programs of the Company which are available generally to office employees and other employees of the Company in accordance with the terms of such plans, benefits or programs. Company will pay Executive's portions of benefit plan. A 401K benefit plan shall be offered by the Company to Executive no later than the date of the Company's initial public offering.

(f) Expenses. Executive shall be reimbursed for Executive's reasonable and approved expenses related to and for promoting the business of the Company, including expenses for air travel, hotels, and similar items that arise out of Executive's performance of services under this Agreement.

4. Extent of Service. Executive shall devote substantially all of Executive's time, attention and energies to the business of the Company provided that it does not interfere with Executive's duties hereunder and does not violate the covenants contained in Section 5.

5. Covenants Regarding Confidential Information and Other Matters. All payments and benefits to Executive under the Agreement shall be subject to Executive's compliance with the provisions of this Section 5. For purposes of this Section 5, the term "Company" shall mean, the Company and any direct or indirect wholly or majority-owned subsidiary of the Company.

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(a) Confidential Information. Executive acknowledges that in Executive's employment, Executive is or will be making use of, acquiring or adding to the confidential information of the Company which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; potential business acquisitions; technical information regarding the operations of the Company; and records and policy matters relating to finance, personnel, management and operations, including all information contained in any customer relationship management database. Therefore, in order to protect the confidential information of the Company and to protect other employees who depend on the Company for regular employment, Executive agrees that Executive will not in any way utilize any of said confidential information except in connection with Executive's employment by the Company, and except in connection with the business of the Company. Executive will not copy, reproduce, or take with Executive the original or any copies of said confidential information and will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

(b) Confidential Information. The Executive acknowledges that any work product (software development, technical know-how, computer code, business plans, technical blueprints, copyrights, trademarks, patents, trade secrets, and any other proprietary rights thereto) shall be deemed the intellectual Property of the Company.

(c) (i) Non-Solicitation of Clients by Executive. Executive agrees that for so long as Executive is employed by the Company and continuing for two (2) years thereafter (such period is referred to as the "Executive Restricted Period") Executive shall not solicit or attempt to solicit the business of any customers or clients of the Company with respect to services that the Company performs for such customers or clients. The provisions of this Section 5(b )(i) shall not be applicable to the persons or entities with which Executive maintained relationships with prior to signing this document, or with whom Executive introduced to the Company through his own independent efforts. Executive agrees that in the event of a dispute regarding this paragraph, Executive has the burden of proof in establishing that Executive had a pre-existing relationship or introduced the client or customer to the Company through his own independent efforts.

(ii) Non-Solicitation of Clients by Company. Company agrees that for two (2) years following termination of Executive's employment by the Company (such period is referred to as the "Company Restricted Period"), the Company shall not solicit or attempt to solicit the business of any customer or client of the Company using information obtained exclusively as a result of Executive's efforts while employed by the Company.

(d) Non-Solicitation of Executives. Executive agrees that during the Restricted Period not to directly or indirectly, by sole action or in concert with others, induce or influence, or seek to induce or influence any person who is currently engaged by the Company at the time of the termination of Executive's employment as an employee, agent, independent contractor, or otherwise to leave the employ of the Company or any successor or assign, or to hire any such person.

(e) Non-Disparagement. During Executive's employment with the Company and at any time thereafter, Executive shall not, directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company, or any of their respective officers, directors, employees, customers or agents or any products or services offered by any of them, nor shall Executive engage in any

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other conduct or make any other statement that could be reasonably expected to impair the goodwill of any of them.

(f) Remedies for Breach of Covenants.

(i) In the event that a covenant included in this Section 5 shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in this Section 5, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Section 5 shall not be affected thereby.

(ii) Executive acknowledges that any breach of the covenants contained in this Section 5 will cause irreparable harm to the Company which will be difficult if not impossible to ascertain, and the Company shall be entitled to seek equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy the Company or may have hereunder or at law or equity.

6. Severance. Executive shall be entitled to a severance compensation package equal to 60 days (sixty days) of salary, bonus, benefits and perquisites as defined above under this Agreement starting from the date of employment termination.

7. Withholding of Taxes. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

8. Executive's Representations and Understandings.

(a) Executive represents and warrants to the Company that (i) Executive is free to enter into this Agreement, (ii) this Agreement and Executive's obligations hereunder do not violate the terms of any other agreement to which Executive is a party or by which Executive is bound and (iii) Executive is not subject to any confidentiality agreement, non-competition agreement, non-solicitation agreement or any other similar agreement that restricts Executive's ability to perform the services for the Company for which Executive was hired.

(b) Executive understands and agrees to comply with all of the written rules and procedures governing employment with the Company, and any direct or indirect wholly or majority-owned subsidiary of the Company, including but not limited to the Company's Executive Handbook, written supervisory procedures, and any other employment, compliance, and/or supervisory documents the Company issues from time to time.

9. Severability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no

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way affect any other provision of this Agreement or the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

10. Entire Understanding. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement may not be modified or rescinded except by a written agreement signed by both parties.

11. Consideration. Executive acknowledges that Executive's continued employment during the term of this Agreement and the other compensation and benefits provided in this Agreement are sufficient compensation and consideration for purposes of entering into the restrictions and limitations provided herein, including, but not limited to, the restrictions and limitations set forth in Section 5.

12. Waiver. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any time be deemed a waiver or relinquishment of such right or remedy.

13. Governing Law. Venue. This Agreement shall be governed by the law of the State of New York (without giving effect to choice of law principles thereof). The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction in this matter. The parties hereby consent to the concurrent exclusive jurisdiction of the courts of the State of New York and the United States courts located in New York County, New York in connection with any suit, action or proceeding arising out of or relating in any manner to this Agreement, and each of the Parties further irrevocably agrees to waive any objection to the venue of any such suit or proceeding in either court, or to in personam jurisdiction.

14. Waiver of Jury Trial. BOTH PARTIES AGREE TO WAIVE ANY RIGHT TO HAVE A WRY PARTICIPATE IN THE RESOLUTION OF ANY DISPUTE OR CLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY OF THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT.

15. Notices. All notices under this Agreement shall be in writing and shall be (a) delivered in person, (b) sent by e-mail, or ( c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or overnight express carrier, addressed in each case as set forth on the signature page hereto ( or such other address as may be designated by the party by giving notice in accordance with this Section. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery; (ii) if sent by e-mail before 2:00 p.m. local time of the recipient, on the day sent if a business day or if such day is not a business day or if sent after 2:00 p.m. local time of the recipient, then on the

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next business day; (iii) if sent by overnight, express carrier, on the next business day immediately following the day sent; or (iv) if sent by registered or certified mail, on the earlier of the third business day following the day sent or when actually received.

Address for Notices:

To Executive:	To Company

Address:	Address:
#14-01 Haig Court	55 West 39th Street, 18th Floor
152 Haig Road	New York, NY 10018
Singapore 438791

E-mail: dennis@thesocietypass.com	E-mail: dennis@thesocietypass.com

With a mandatory courtesy copy to the Company’s attorney:
Peter Dichiara, Esq.
Carmel, Milazzo & DiChiara LLP
55 West 39th Street, 18th Floor
New York, NY 10018
E-mail: pdichiara@cmdllp.com

16. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

Executive	Company

/s/ Liang Raynauld	/s/ Dennis Nguyen
Liang Wee Leong Raynauld	By: Dennis Luan Thuc Nguyen
Title: President

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